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                                                               EXHIBIT (h)(2)(b)

MORGAN STANLEY

                                                     MORGAN STANLEY
                                                     ASSET MANAGEMENT INC.
                                                     1221 AVENUE OF THE AMERICAS
                                                     NEW YORK NEW YORK 10020
                                                     (212) 762-4000

October 1, 200l

Mr. Robert Saginaw
AIG Life Insurance Company
One Alico Plaza
Wilmington, DE 19801

        Re: Amendment to Schedules A and B to Participation Agreement

Dear Mr. Saginaw:

     This letter sets forth our understanding and acceptance of the attached amended and restated Schedules A and B to the Participation Agreement dated May 15, 1998, among The Universal Institutional Funds, Inc. (the "Fund," formerly Morgan Stanley Universal Funds, Inc.), Morgan Stanley Investment Management Inc. (formerly Morgan Stanley Asset Management Inc.), Morgan Stanley Investments LP (formerly Miller Anderson & Sherrerd, LLP) and AIG Life Insurance Company, which have been revised at your direction to (i) add Separate Account I; and (ii) add the Equity Growth, International Magnum and Value Portfolios of the Fund, respectively. The attached amended and restated Schedules A and B supersede all prior versions of Schedules A and B to the Participation Agreement.

     Please indicate your receipt and acceptance of this letter and the amended and restated Schedules A and B attached hereto by signing all four copies of this letter at the appropriate place below and returning three signed originals to our attention.

Sincerely,

MORGAN STANLEY INVESTMENT                THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
MANAGEMENT INC. (FORMERLY MORGAN         (FORMERLY MORGAN STANLEY UNIVERSAL
STANLEY ASSET MANAGEMENT INC.)           FUNDS, INC.)

By: _____________________________        By: ___________________________________

MORGAN STANLEY INVESTMENTS LP
(FORMERLY MILLER ANDERSON &
SHERRERD, LLP.)

By: _____________________________

AGREED AND ACCEPTED:

AIG LIFE INSURANCE COMPANY

By: _____________________________



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                                   SCHEDULE A
                           AIG LIFE INSURANCE COMPANY

                        SEPARATE ACCOUNTS AND ASSOCIATED
                             CONTRACTS AND POLICIES

Name of Separate Account and                  Form Numbers of Contract or
Date Established by Board of Directors        Policy Funded by Separate Account
--------------------------------------        ---------------------------------

Separate Account I                            llGVIAl000 Group Immediate
Established June 5, 1986                                 Variable Annuity

Separate Account II                           llGVULD997 Registered Group
Established June 5, 1986                                 Variable Universal Life
                                              llGVULU997 Registered Group
                                                         Variable Universal Life










The forms listed are so-called standard versions. There are numerous state variations of the forms. The policy form number would be the same except that the two-character state code is added at the end.

                                       A-l

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                                   SCHEDULE B

                           PORTFOLIOS OF THE UNIVERSAL
                            INSTITUTIONAL FUNDS, INC.

Money Market Portfolio
Fixed Income Portfolio
High Yield Portfolio
Mid Cap Growth Portfolio
Mid Cap Value Portfolio
Emerging Markets Equity Portfolio
Technology Portfolio
Equity Growth Portfolio
International Magnum Portfolio
Value Portfolio

                                       B-l